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                                                                     EXHIBIT 3.1

                                                    [RCL 2000-1 TRUST AGREEMENT]








                      AMENDED AND RESTATED TRUST AGREEMENT

                              dated as of [ ], 2000


                                     between


                            FORD MOTOR CREDIT COMPANY

                         As Grantor and RCL Beneficiary


                                       and


                 FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION

                                 As RCL Trustee




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                                TABLE OF CONTENTS
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                                   ARTICLE I
                                  DEFINITIONS
Section 1.1       Definitions.................................................1


                                   ARTICLE II
                                  ORGANIZATION
Section 2.1       Organization and Name.......................................2
Section 2.2       Office......................................................3
Section 2.3       Purposes and Powers.........................................3
Section 2.4       Confirmation of Appointment of Trustee......................3
Section 2.5       RCL Assets..................................................3
Section 2.6       Declaration of Trust........................................4
Section 2.7       Liability and Indemnification...............................4
Section 2.8       Title to Trust Property.....................................5


                                  ARTICLE III
                              THE RCL BENEFICIARY
Section 3.1       Restrictions on Transfer....................................5
Section 3.2       Execution of Documents......................................5


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
Section 4.1       Representations and Warranties of the Grantor...............6


              ARTICLE V APPLICATION OF TRUST FUNDS; CERTAIN DUTIES
Section 5.1       Establishment of RCL Account................................7
Section 5.2       Application of RCL Assets...................................7
Section 5.3       Accounting and Reports to RCL Beneficiary, the Internal
                  Revenue Service and Others..................................8
Section 5.4       Signature on Returns; Tax Matters Partner...................8
Section 5.5       Release of Additional Fee Released Amounts..................9


                                   ARTICLE VI
                                  RCL TRUSTEE
Section 6.1       Duties of RCL Trustee.......................................9
Section 6.2       Rights of RCL Trustee......................................10
Section 6.3       Acceptance of Trusts and Duties............................11
Section 6.4       Action upon Instruction by RCL Beneficiary.................12
Section 6.5       Furnishing of Documents....................................13
Section 6.6       Representations and Warranties of RCL Trustee..............13
Section 6.7       Reliance; Advice of Counsel................................14
Section 6.8       RCL Trustee May Own Lease Trust Certificates and
                  Senior Notes...............................................15
Section 6.9       Compensation...............................................15
Section 6.10      Resignation or Removal of RCL Trustee......................15
Section 6.11      Merger or Consolidation of RCL Trustee.....................17
Section 6.12      Appointment of Co-Trustee or Separate Trustee..............17
Section 6.13      Eligibility Requirements for RCL Trustee...................18


                                  ARTICLE VII
                         TERMINATION OF TRUST AGREEMENT
Section 7.1       Termination of Trust Agreement.............................19


                                  ARTICLE VIII
                                   AMENDMENTS
Section 8.1       Amendments.................................................19


                                   ARTICLE IX
                                  TAX MATTERS
Section 9.1       Tax Characterization.......................................20


                                   ARTICLE X
                                 MISCELLANEOUS
Section 10.1      No Legal Title to RCL Assets; Direction of RCL
                  Trustee Actions............................................20
Section 10.2      Limitations on Rights of Others............................20
Section 10.3      Notices....................................................20
Section 10.4      Severability...............................................21
Section 10.5      Counterparts...............................................21
Section 10.6      Successors and Assigns.....................................21
Section 10.7      No Recourse................................................22
Section 10.8      No Petition................................................22
Section 10.9      Headings...................................................22
Section 10.10     Governing Law..............................................22


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                  AMENDED AND RESTATED TRUST AGREEMENT, dated and effective as of [ ], 2000 (as modified, supplemented or amended from time to time, this "Agreement") between FORD MOTOR CREDIT COMPANY, a Delaware corporation ("Ford Credit") as Grantor and as RCL Beneficiary and FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as RCL Trustee.

                  WHEREAS, the parties hereto intend to amend and restate, on the terms and conditions set forth herein, that certain Trust Agreement, dated as of February 28, 2000, between Ford Credit and the RCL Trustee (the "Original Agreement"), pursuant to which this trust was created;

                  WHEREAS, Ford Credit intends to transfer its respective Series 2000- 1 Certificates to RCL pursuant to the terms of the Asset Contribution Agreement; and

                  WHEREAS, it is intended that RCL transfer the Series 2000-1 Certificates to the Lease Trust pursuant to the Transfer Agreement and, immediately thereafter, that an interest in the Series 2000-1 Certificates be acquired from the Lease Trust pursuant to the terms of the Program Operating Lease.

                  NOW THEREFORE, Ford Credit and the RCL Trustee hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.1 Definitions. Whenever used in this Agreement capitalized terms have the meanings assigned to them herein or, if not defined herein, as defined in Appendix A attached hereto. To the extent that the definitions set forth herein conflict with the definitions set forth in Appendix A, or incorporated by reference therein, the definitions set forth herein shall be controlling. All references herein to "this Agreement" are to this Amended and Restated Trust Agreement, and all references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified.

         "Grantor" means Ford Credit in its capacity as grantor of the RCL Assets to RCL.

         "Liabilities" has the meaning set forth in Section 2.7.
         "RCL" means the trust created pursuant to and named "RCL Trust 2000-1" in the Original Agreement.


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         "RCL Assets" means (i) cash and any amounts on deposit in or credited to the RCL Account from time to time, (ii) the interest of RCL from time to time in the Series 2000-1 Certificates and all proceeds thereof, (iii) the Subordinated Notes and $[ ] initial principal balance of Lease Trust Certificates and (iv) the Cash Collateral Account and all amounts deposited therein.

         "RCL Beneficiary" means Ford Credit.

         "RCL Trustee" means First Union Trust Company, National Association, in its capacity as trustee under this Agreement, together with its successors and any permitted assigns.

         "RCL Trustee Office" means the office of the RCL Trustee at which any particular time its corporate trust business shall be administered, which at the date hereof is One Rodney Square, 920 King Street, Wilmington, Delaware 19801.

         "Responsible Officer" means, when used with respect to the RCL Trustee, any officer assigned to the corporate trust department who has direct responsibility for the administration of this Agreement, including any Vice President, any Assistant Vice President, any Trust Officer or any other officer of the RCL Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, as the case may be, and also, with respect to a particular matter relating to RCL, any other officer of the RCL Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with such matter.

         "Trust Statute" means 12 Del. Code ss.ss. 3801 et. seq., as amended or supplemented from time to time.

                                   ARTICLE II
                                  ORGANIZATION

                  Section 2.1 Organization and Name. The trust governed by this Agreement shall be known as "RCL Trust 2000-1" in which name the RCL Trustee may conduct the activities of RCL. It is the intention of the parties hereto that RCL shall constitute a trust under the Trust Statute and that this Agreement constitute the governing instrument of such trust.

                  Section 2.2 Office. The office of RCL shall be in care of RCL Trustee at the RCL Trustee Office or at such other address as the RCL Trustee may designate by written notice to the Grantor and the RCL Beneficiary.

                  Section 2.3 Purposes and Powers. The purpose of RCL is to engage solely in the following activities, all in accordance with the terms of this Agreement:

                  (a) to pay the organizational, start-up and transactional expenses of RCL;

                  (b) to acquire the Series 2000-1 Certificates pursuant to the Asset Contribution Agreement, transfer the Series 2000-1 Certificates to the Lease Trust pursuant to the Transfer Agreement and acquire an interest in the Series 2000-1 Certificates from the Lease Trust pursuant to the Program Operating Lease;

                  (c) to execute, deliver and perform its obligations under agreements, instruments or other documents to which it is to be a party, including but not limited to the Asset Contribution Agreement, the Transfer Agreement, the Program Operating Lease, the Lease Trust Agreement and the Cash Collateral Account Control Agreement;

                  (d) to hold the Subordinated Notes and a portion of the Lease Trust Certificates;

                  (e) to establish the RCL Account and the Cash Collateral Account; and

                  (f) to engage in those activities, including making distributions to the RCL Beneficiary, executing agreements, and executing and filing documents with regulatory agencies relating to the issuance of securities by the Lease Trust that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

                  Section 2.4 Confirmation of Appointment of Trustee. The RCL Beneficiary hereby confirms the appointment of First Union Trust Company, National Association as trustee of RCL and First Union Trust Company, National Association hereby confirms its acceptance of such appointment. Effective as of the date hereof, the RCL Trustee shall have all the rights, powers, authority and authorization set forth herein and in the Trust Statute with respect to accomplishing the purposes of RCL.

                  Section 2.5 RCL Assets. (a) As of the date hereof, Ford Credit as Grantor hereby sells, assigns, transfers, conveys and sets over to RCL the sum of $10,000. The RCL Trustee hereby acknowledges receipt in trust from the Grantor, as

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of the date hereof, of the foregoing contributions, which constitute the initial RCL Assets. The RCL Trustee shall deposit such contributions in the RCL Account upon receipt thereof.

                  (b) On the Closing Date, Ford Credit, as Grantor, shall contribute and transfer the Series 2000-1 Certificates to RCL pursuant to the Asset Contribution Agreement, and then RCL shall transfer the Series 2000-1 Certificates to the Lease Trust pursuant to the Transfer Agreement and then, pursuant to the Program Operating Lease, the Lease Trust shall lease the Series 2000-1 Certificates to RCL.

                  (c) Certain organizational expenses of RCL have been paid by the Grantor of RCL. The Grantor shall capitalize RCL with an amount sufficient to pay administrative expenses of RCL, including expenses of the RCL Trustee incurred on behalf of RCL, as they may arise.

                  Section 2.6 Declaration of Trust. The RCL Trustee hereby declares that it shall hold all of the RCL Assets, including all monies and proceeds of such RCL Assets, in trust for the benefit of the RCL Beneficiary. It is the intention of the parties hereto that RCL constitutes a business trust under the Trust Statute and that this document constitute the governing instrument of RCL. Effective as of the date hereof, the RCL Trustee shall have all rights, powers, authority and authorization set forth herein with respect to accomplishing the purposes of RCL set forth in Section 2.3.

                  Section 2.7 Liability and Indemnification. The RCL Beneficiary shall indemnify, defend and hold harmless the RCL Trustee, including its successors, assigns, officers, directors, shareholders, employees and agents for all losses, claims, damages, liabilities and expenses (collectively, "Liabilities"), penalties and taxes (other than income taxes relating to the fees paid to it hereunder) incurred by it in connection with the administration of RCL (including attorneys' fees) and the performance of its duties hereunder; provided, however, that in no event shall the RCL Trustee be indemnified or held harmless for any Liabilities to the extent (i) incurred by reason of the RCL Trustee's willful misconduct, bad faith or negligence or (ii) incurred by reason of the RCL Trustee's breach of its representations and warranties set forth in
Section 6.6. The RCL Trustee shall notify the RCL Beneficiary promptly of any claim for which the RCL Trustee may seek indemnity. Failure by the RCL Trustee to so notify the RCL Beneficiary shall not relieve the RCL Beneficiary of its obligations hereunder. If necessary, to the extent not otherwise reimbursed, the RCL Trustee shall be entitled to indemnification from amounts on deposit in the RCL Account for any claims against the RCL Trustee the indemnification for which is provided pursuant to this Section 2.7. Any claim against the RCL Trustee shall be defended by the RCL Beneficiary and the RCL Trustee shall

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be entitled to separate counsel, the fees and expenses of which shall be paid by the RCL Beneficiary. The indemnities contained in this Section 2.7 shall survive the resignation, removal or termination of the RCL Trustee or the termination of this Agreement. Any amounts paid to the RCL Trustee pursuant to this Section 2.7 shall be deemed not to be RCL Assets immediately after such payment. The RCL Trustee acknowledges that funds may be deposited in the RCL Account only as specifically provided in the Basic Documents, and that certain funds paid to RCL in respect of the Series 2000-1 Certificates and funds paid to RCL as holder of the Subordinated Notes and deposited in the Cash Collateral Account have been pledged to the Lease Trustee on behalf of the Lease Trust and the Indenture Trustee on behalf of the Senior Noteholders in accordance with the terms of the Basic Documents.

                  Section 2.8 Title to Trust Property. Legal title to all the RCL Assets shall be vested at all times in RCL or, if required by applicable law, the RCL Trustee or a co-trustee or a separate trustee, as the case may be. The RCL Trustee or any such co-trustee or separate trustee shall at all times hold the RCL Assets on behalf of the RCL Beneficiary.


                                   ARTICLE III
                               THE RCL BENEFICIARY

                  Section 3.1 Restrictions on Transfer. Ford Credit may not sell, transfer, assign, hypothecate, pledge or otherwise convey its beneficial interest in RCL to any Person. There shall be no restriction on the ability of RCL, acting upon the instruction of the RCL Beneficiary, to transfer, convey, assign, lease and otherwise enter into agreements with respect to any or all of the RCL Assets as contemplated by the Basic Documents; provided, however, that except pursuant to, or as specifically contemplated by, the Basic Documents, RCL shall not transfer, convey, assign, lease or otherwise enter into agreements with respect to the RCL Assets.

                  Section 3.2 Execution of Documents. (a) In connection with the issuance of securities by the Lease Trust as contemplated in Section 2.3(f), the RCL Beneficiary may (i) execute and file, on behalf of RCL, any registration statement to be filed with the Securities Exchange Commission or otherwise, (ii) prepare, or cause to be prepared, for filing with such registration statement, balance sheets, income statements and any other financial statements of RCL and
(iii) execute, on behalf of RCL, any underwriting agreement and certificate purchase agreement in connection with the offering and sale of such securities.

                  (b) In connection with the issuance of securities by the Lease Trust as contemplated in Section 2.3(f), the RCL Trustee, on behalf of RCL, hereby authorize Ford Credit to execute and file, for RCL on behalf of the Lease Trust, any registration statement to be filed with the Securities Exchange Commission or otherwise and (ii) prepare, or cause to be prepared, for filing with such registration statement, balance sheets, income statements and any other financial statements of the Lease Trust.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  Section 4.1 Representations and Warranties of the Grantor. Ford Credit as Grantor hereunder hereby represents and warrants to the RCL Trustee that:

                  (a) it has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted;

                  (b) it is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications;

                  (c) it has the full power and authority to execute and deliver this Agreement, to carry out its terms and to transfer, convey and deposit the RCL Assets to be deposited with the RCL Trustee as part of RCL and has duly authorized such acts by all necessary corporate action;

                  (d) the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time or both) a default under, its certificate of incorporation or by-laws, or any indenture, agreement or other instrument to which it is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument, or violate any law or, to the best of its knowledge, any order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties; and

                  (e) this Agreement has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding agreement of it, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.


                                    ARTICLE V
                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

                  Section 5.1 Establishment of RCL Account.

                  (a) The RCL Trustee, for the benefit of RCL, shall establish and maintain in the name of the RCL Trustee a trust account known as the RCL Account (the "RCL Account") in an office of the RCL Trustee, bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of RCL.

                  (b) RCL shall possess all right, title and interest in and to all funds on deposit from time to time in the RCL Account and in all proceeds thereof. The RCL Account shall be under the sole dominion and control of the RCL Trustee for the benefit of the RCL Beneficiary.

                  Section 5.2 Application of RCL Assets.

                  (a) All investment earnings (net of losses and investment expenses) on amounts deposited in the Series 2000-1 Payahead Account pursuant to
Section 5.2(b) of the Series 2000-1 Supplement and any Transferor Purchase Option Net Proceeds not required to be deposited into the Cash Collateral Account pursuant to Section 9.2 of the Program Operating Lease shall, to the extent actually received by the RCL Trustee, be deposited into the RCL Account. The RCL Trustee shall not invest any amounts deposited in the RCL Account. The RCL Trustee shall have no liability for (i) the failure to invest amounts deposited in the RCL Account, or (ii) for failing to take any action or to refrain from taking any action for the reasons described in Sections 6.4(b) and 6.4(c).
                  (b) On each Distribution Date, the RCL Trustee shall withdraw all amounts on deposit in the RCL Account and apply such amounts in the following order of priority:

                               (i) to the RCL Trustee an amount equal to the sum of (x) the fees payable to the RCL Trustee for its services hereunder and (y) its reasonable expenses incurred in connection with the exercise and performance of its rights and duties hereunder;

                               (ii) to pay any other amounts, as reflected in invoices received prior to such Distribution Date by the RCL Trustee, then owing by RCL to any Person; and

                               (iii) at the direction of the RCL Beneficiary, to the RCL Beneficiary, the amount remaining after giving effect to the payment of items (i) and (ii).

                  (c) In connection with each distribution of funds, the RCL Trustee shall deliver to the RCL Beneficiary a report setting forth the amounts distributed pursuant to Section 5.2(b).

                  Section 5.3 Accounting and Reports to RCL Beneficiary, the Internal Revenue Service and Others. The RCL Trustee shall (i) maintain (or cause to be maintained) the books of RCL on a calendar year basis on the accrual method of accounting, (ii) deliver or cause to be delivered to the RCL Beneficiary such information as may be required by the Code and applicable Treasury Regulations or otherwise, including such information as may be required to enable the RCL Beneficiary to prepare its federal income tax returns, (iii) file or cause to be filed any tax returns prepared by the RCL Beneficiary on behalf of RCL and make such elections as may from time to time be directed by the RCL Beneficiary under any applicable state or federal statute or rule or regulation thereunder in accordance with Section 9.1 and (iv) cause such tax returns to be signed in the manner required by law.

                  Section 5.4 Signature on Returns; Tax Matters Partner. The RCL Trustee shall sign on behalf of RCL any and all tax returns of RCL, unless applicable law requires the RCL Beneficiary to sign such documents, in which case such documents shall be signed by Ford Credit. To the extent one may be required, Ford Credit shall be the "tax matters partner" of RCL pursuant to the Code.

                  Section 5.5 Release of Additional Fee Released Amounts. Pursuant to Section 2.9(b) of the Indenture, on the Business Day preceding each Payment Date, the Indenture Trustee shall release to the Lease Trustee all of its right, title and interest in, to and under Series 2000-1 Collections to which it is otherwise entitled, when, as and if deemed to have been received, in an amount equal to the Additional Fee Released Amounts for the preceding Collection Period. Pursuant to Section 3.6(a) of the Program Operating Lease immediately upon giving effect to any such release by the Indenture Trustee, the Lease Trustee shall release to RCL all of its right, title and interest in, to and under such Additional Fee Released Amounts.

Immediately upon giving effect to such release by the Lease Trustee, RCL shall irrevocably release to the RCL Beneficiary all of its right, title and interest, in, to and under such Additional Fee Released Amounts, which release shall be automatic and shall require no further act by RCL; provided that RCL shall execute and deliver such instruments of release and assignment, or otherwise confirm the foregoing release of the Additional Fee Released Amounts, as may reasonably be requested by the RCL Beneficiary. Upon such release of Additional Fee Released Amounts, such amounts shall not constitute and shall not be included in the RCL Assets.

                                   ARTICLE VI
                                   RCL TRUSTEE

                  Section 6.1 Duties of RCL Trustee. (a) The RCL Trustee shall perform such duties, and only such duties, as are specifically set forth in this Agreement, including the conservation of RCL and the RCL Assets in the interest of the RCL Beneficiary. No implied covenants or obligations shall be read into this Agreement.

                  (b) In the absence of bad faith on its part, the RCL Trustee may conclusively rely upon certificates or opinions furnished to the RCL Trustee and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein; provided, however, that the RCL Trustee shall have examined such certificates or opinions so as to determine only whether on their face they comply with the requirements of this Agreement.

                  (c) The RCL Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this Section 6.1(c) shall not limit the effect of Sections 6.1(a) or (b);

                  (ii) the RCL Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the RCL Trustee was grossly negligent in ascertaining the pertinent facts; and

                  (iii) the RCL Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.4.

                  (d) Subject to Sections 5.1 and 5.2, the RCL Trustee need not segregate funds received hereunder in any manner except to the extent required by law and may deposit such funds under such general conditions as may be prescribed by law, and the RCL Trustee shall not be liable for any interest thereon.

                  (e) The RCL Beneficiary shall not direct the RCL Trustee to take any action that (i) is inconsistent with the purposes of RCL set forth in
Section 2.3 or (ii) would result in RCL becoming taxable as an "association" for federal income tax or state income or franchise tax purposes. The RCL Trustee shall not take any action that (i) is, to the actual knowledge of a Responsible Officer of the RCL Trustee, inconsistent with the purposes of RCL set forth in
Section 2.3 or (ii) would, to the actual knowledge of a Responsible Officer of the RCL Trustee, result in RCL's becoming taxable as an "association" for federal income tax or state income or franchise tax purposes.

                  Section 6.2 Rights of RCL Trustee. Notwithstanding any other provision in this Agreement to the contrary, the RCL Trustee is authorized and directed to execute and deliver this Agreement and, on behalf of RCL, the Underwriting Agreement, dated as of [ ], 2000 (the "Underwriting Agreement"), among Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein, RCL and Ford Credit, the Certificate Purchase Agreement, dated as of [ ], 2000 (the "Purchase Agreement") among Merrill Lynch, Pierce, Fenner & Smith Incorporated, [ ], RCL and Ford Credit, each of the Basic Documents to which RCL is or becomes a party and each certificate, receipt, direction, order and other document attached as an exhibit to or contemplated by this Agreement, the Purchase Agreement or the Basic Documents to which RCL is to be a party, in such form furnished to the RCL Trustee, from time to time, by or on behalf of the RCL Beneficiary or the RCL Beneficiary's counsel. The RCL Beneficiary shall be responsible for causing RCL to comply with its covenants under the Underwriting Agreement, the Purchase Agreement and the Basic Documents. The RCL Beneficiary shall not direct the RCL Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of RCL or the RCL Trustee under this Agreement or the Basic Documents or would be contrary to Section 2.3, nor shall the RCL Trustee be obligated to follow any such direction, if given, or have any duty to inquire or determine whether any direction by the RCL Beneficiary violates or complies with this provision.

                  Section 6.3 Acceptance of Trusts and Duties. Except as otherwise expressly stated in this Article VI, in accepting the trusts hereby created, First Union Trust Company, National Association acts solely as the RCL Trustee hereunder and not in its individual capacity and all Persons having any claim against the RCL Trustee by reason of the transactions contemplated by this Agreement or the Basic Documents shall look only to the RCL Assets available for payment or satisfaction thereof. The RCL Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The RCL Trustee also agrees to disburse all moneys actually received by it constituting part of the RCL Assets upon the terms of this Agreement. The RCL Trustee shall not be liable or accountable hereunder under any circumstances, except (i) subject to this Article VI, for its own negligent action, its own negligent failure to act or its own willful misconduct or (ii) in the case of the inaccuracy of its representations or warranties contained in
Section 6.6. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                  (a) the RCL Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the RCL Beneficiary;

                  (b) no provision of this Agreement shall require the RCL Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the RCL Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured or provided to it;

                  (c) the RCL Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Agreement or for the due execution hereof by Ford Credit or for the form, character, genuineness, sufficiency, value or validity of any of the RCL Assets or any related documents, and, except as otherwise expressly provided in this Agreement, the RCL Trustee shall in no event assume or incur any liability, duty or obligation to the RCL Beneficiary; and

                  (d) the RCL Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement, at the request, order or direction of the RCL Beneficiary, unless the RCL Beneficiary has offered to the RCL Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the RCL Trustee therein or thereby. The right of the RCL Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the RCL Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

                  Section 6.4 Action upon Instruction by RCL Beneficiary.

                  (a) The RCL Beneficiary may direct the RCL Trustee to take action or refrain from taking action permitted hereunder and under the other Basic Documents with respect to the RCL Assets in which they have a beneficial interest except to the extent that such action or inaction would conflict with any provision hereof or of the Basic Documents (including, without limitation, Section 3.1 and Section 7.1(b) hereof). Such direction may be exercised at any time by written instructions of the RCL Beneficiary holding a 100% beneficial interest in RCL.

                  (b) Notwithstanding the foregoing, the RCL Trustee shall not be required to take any action or refrain from taking any action hereunder if the RCL Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the RCL Trustee or is contrary to the terms hereof or is otherwise contrary to law.

                  (c) Whenever the RCL Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement, the RCL Trustee may request an Opinion of Counsel as to such application, intent, interpretation or meaning, or may give notice (in such form as shall be appropriate under the circumstances) to the RCL Beneficiary requesting instruction as to the course of action to be adopted, and, to the extent the RCL Trustee acts in good faith in accordance with such Opinion of Counsel or any such instruction received from the RCL Beneficiary, as the case may be, the RCL Trustee shall not be liable on account of such action to any Person. If the RCL Trustee shall not have received an Opinion of Counsel or appropriate instructions within ten days of such notice (or within such shorter period of time as may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which it shall deem to be in the best interests of the RCL Beneficiary, and the RCL Trustee shall have no liability to any Person for any such action or inaction.

                  Section 6.5 Furnishing of Documents. The RCL Trustee shall furnish to the RCL Beneficiary, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the RCL Trustee by the Administrative Agent or otherwise.

                  Section 6.6 Representations and Warranties of RCL Trustee. The RCL Trustee hereby represents and warrants to the RCL Beneficiary that:

                  (a) it is a corporation or national banking association, as the case may be, duly organized, validly existing and in good standing, as the case may be, under the laws of the jurisdiction of its organization;

                  (b) it has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

                  (c) the execution, delivery and performance by it of this Agreement (i) does not violate any provision of any Delaware or United States law or regulation governing the banking and trust powers of the RCL Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the RCL Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or articles of association, as the case may be, or by-laws of the RCL Trustee, and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time or both, a default under, any mortgage, indenture, contract, agreement or other undertaking to which the RCL Trustee is a party;

                  (d) the execution, delivery and performance by the RCL Trustee of this Agreement shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of banks or trust companies in the jurisdiction in which RCL was formed;

                  (e) this Agreement has been duly executed and delivered by the RCL Trustee and constitutes the legal, valid and binding agreement of the RCL Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

                  (f) no legal or governmental proceedings are pending to which the RCL Trustee is a party or of which any property of the RCL Trustee is the subject, and no such proceedings are threatened or, to its knowledge, contemplated by governmental authorities or threatened by others, other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the RCL Trustee and will not materially and adversely affect the performance by the RCL Trustee of its obligations under, or the validity and enforceability of this Agreement.

                  Section 6.7  Reliance; Advice of Counsel.

                  (a) The RCL Trustee may conclusively rely upon, and shall be fully protected in relying upon, and shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper (whether in its original or facsimile form) believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document. The RCL Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate or other party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the RCL Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the RCL Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement, the RCL Trustee: (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the RCL Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the RCL Trustee with reasonable care and
(ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care and employed by it. The RCL Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with any Opinion of Counsel or advice of any accountants or other such skilled professionals and not contrary to this Agreement.

                  Section 6.8 RCL Trustee May Own Lease Trust Certificates and Senior Notes. The RCL Trustee in its individual or any other capacity may become the owner or pledgee of Lease Trust Certificates or Senior Notes and may deal with the RCL Beneficiary, the Administrative Agent, the Lease Trustee and the Indenture Trustee in transactions in the same manner as it would have if it were not the RCL Trustee.

                  Section 6.9 Compensation. The RCL Trustee shall receive as compensation for its services hereunder such fees as shall be separately agreed upon from time to time between the RCL Beneficiary and the RCL Trustee. The RCL Trustee shall be entitled at all times to be reimbursed for its reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and counsel as the RCL Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. Such fees and reimbursements shall be paid first, from the RCL

Account in accordance with Section 5.2(b), and second, to the extent of any shortfall, directly by the RCL Beneficiary.

                  Section 6.10 Resignation or Removal of RCL Trustee. (a) The RCL Trustee shall not resign without the consent of the RCL Beneficiary unless
(i) the RCL Trustee shall cease to be eligible in accordance with the provisions of Section 6.13, (ii) the RCL Trustee shall be incapable of acting or it shall be illegal for the RCL Trustee to act, or (iii) the RCL Trustee shall have given at least 60 days' prior written notice to the RCL Beneficiary (who shall promptly notify the Lease Trustee and the Indenture Trustee).

                  (b) The RCL Beneficiary may remove the RCL Trustee (and shall remove the RCL Trustee in the case of the occurrence of an event described in clause (i) or (iv)):

                  (i) if the RCL Trustee shall cease to be eligible in accordance with the provisions of Section 6.13 and shall fail to resign after written request therefor by the RCL Beneficiary;

                  (ii) if the RCL Trustee shall become bankrupt or insolvent;

                  (iii) if a receiver or other public officer shall be appointed or takes charge or control of the RCL Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

                  (iv) if the RCL Trustee shall otherwise be incapable of acting or it shall be illegal for the RCL Trustee to act.

                  (c) If the RCL Trustee is removed or if a vacancy exists in the office of trustee for any reason, the RCL Beneficiary shall promptly appoint a successor trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the predecessor trustee so removed and one copy to the successor trustee). If a successor trustee shall not have been appointed within 30 days after the giving of a written notice of resignation or the delivery of the written instrument with respect to such removal, the RCL Trustee or the RCL Beneficiary may apply to any court of competent jurisdiction to appoint a successor trustee to act until such time, if any, as a successor trustee shall have been appointed as provided above. Any successor trustee so appointed by such court shall upon 30 days written notice from the RCL Beneficiary be superseded by any successor trustee appointed as provided above within one year from the date of the appointment by such court.

                  (d) Any resignation or removal of the RCL Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall not become effective until a written acceptance of appointment is delivered by the successor trustee. Any successor trustee appointed pursuant to this Section 6.10 shall be eligible to act in such capacity in accordance with
Section 6.13 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as trustee.

                  (e) The predecessor trustee shall upon payment of its fees and expenses and any other amounts then due to it under this Agreement deliver to the successor trustee all books, records, accounts, documents and statements and monies held by it under this Agreement. The predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. The predecessor trustee shall cooperate with the successor trustee to ensure that the successor trustee has all books, records, accounts, documents, statements and other relevant information relating to the RCL Assets.

                  Section 6.11 Merger or Consolidation of RCL Trustee. Any corporation or other Person into which the RCL Trustee may be merged or converted or with which it may be consolidated, or any corporation or other Person resulting from any merger, conversion or consolidation to which the RCL Trustee shall be a party, or any corporation or other Person succeeding to all or substantially all of the corporate trust business of the RCL Trustee, shall be the successor of the RCL Trustee hereunder, provided such corporation or other Person shall be eligible in accordance with the provisions of Section 6.13, without, unless otherwise required by law, the execution or filing of any instrument or any further act on the part of any of the parties hereto.

                  Section 6.12 Appointment of Co-Trustee or Separate Trustee.
(a) Notwithstanding any other provision of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any RCL Assets may at the time be located, the RCL Beneficiary shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the RCL Beneficiary to act as co-trustee, jointly with the RCL Trustee, or as separate trustee or trustees, of all or any part of RCL and the RCL Assets, and to vest in such Person, in such capacity, such title to RCL, or any RCL Asset, and, subject to the other provisions of this Section 6.12, such powers, duties, obligations, rights and trusts as the RCL Beneficiary and the RCL Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to be eligible in accordance with the provisions of Section 6.13; provided that no co-trustee or separate trustee under this Agreement may be the RCL Beneficiary or any Affiliate thereof.

                  (b) Each co-trustee and separate trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the RCL Trustee shall be conferred upon and exercised or performed by the RCL Trustee and such co-trustee or separate trustee jointly (it being understood that such co-trustee or separate trustee is not authorized to act separately without the RCL Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the RCL Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to RCL Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such co-trustee or separate trustee, but solely at the direction of the RCL Trustee;

                  (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                  (iii) the RCL Beneficiary and the RCL Trustee acting jointly may at any time accept the resignation of or remove any co-trustee or separate trustee.

                  (c) Any notice, request or other writing given to the RCL Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any co-trustee or separate trustee shall refer to this Agreement and the conditions of this Article. Each co-trustee and separate trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the RCL Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the RCL Trustee. Each such instrument shall be filed with the RCL Trustee and a copy thereof given to the RCL Beneficiary.

                  (d) Any co-trustee or separate trustee may at any time appoint the RCL Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any co-trustee or separate trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the RCL Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  Section 6.13 Eligibility Requirements for RCL Trustee. The RCL Trustee or any successor trustee, as the case may be, shall at all times: (a) be a corporation or a banking association organized under the laws of the United States of America or any state thereof; (b) be authorized to exercise corporate trust powers; (c) have its principal place of business in the State of Delaware and (d) have (or shall have a parent that has) a long-term debt rating of at least Baa3 by Moody's Investors Service, Inc.



                                   ARTICLE VII
                         TERMINATION OF TRUST AGREEMENT

                  Section 7.1 Termination of Trust Agreement. (a) RCL shall be dissolved upon the earlier to occur of: (i) the final distribution by the RCL Trustee of all moneys or other property constituting RCL Assets; and (ii) if at such time the Series 2000-1 Certificates are not outstanding, at the express written direction of the RCL Beneficiary.

                  (b) Upon dissolution of RCL, (i) after satisfaction of all creditors, if any, of RCL, the RCL Trustee shall distribute the RCL Assets to the RCL Beneficiary in accordance with Section 5.2(b), (ii) after completion of winding up of RCL, a certificate of cancellation shall be filed with the Delaware Secretary of State pursuant to ss.3810(c) of the Trust Statute and
(iii) this Agreement (other than Section 2.7) shall be terminated upon such certificate of cancellation becoming effective.

                                  ARTICLE VIII
                                   AMENDMENTS

                  Section 8.1 Amendments. This Agreement may be amended by the RCL Beneficiary and the RCL Trustee at any time; provided, however, that such action shall not, (x) as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Holder of a Series 2000-1 Certificate (unless each such Holder has consented thereto), (y) as confirmed by each Rating Agency rating any Class of the Senior Notes and the Lease Trust Certificates, cause the then current rating of the Senior Notes or the Lease Trust Certificates to be withdrawn or reduced, or (z) as evidenced by an Opinion of Counsel, (i) affect the treatment of the Senior Notes as debt for federal income tax purposes, (ii) be deemed to cause a taxable exchange of the Senior Notes for federal income tax purposes or (iii) cause RCL, any Titling Company or the Lease Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

                  Notwithstanding the foregoing, this Agreement may be amended (with notice of such amendment being delivered to each Rating Agency) at any time by the RCL Beneficiary and the RCL Trustee to the extent reasonably necessary to assure that none of the Titling Companies, the Lease Trust, or RCL will be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.


                                   ARTICLE IX
                                   TAX MATTERS

                  Section 9.1 Tax Characterization. It is the intention of the parties hereto that, for purposes of federal, state and local income taxes and state franchise taxes, and the Michigan Single Business Tax, RCL shall be treated as a grantor trust. The parties agree that, unless otherwise required by appropriate tax authorities, RCL shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of RCL as a grantor trust for such tax purposes.


                                    ARTICLE X
                                  MISCELLANEOUS

                  Section 10.1 No Legal Title to RCL Assets; Direction of RCL Trustee Actions. The RCL Beneficiary shall not have legal title to any RCL Assets. The RCL Beneficiary shall be entitled to receive distributions with respect to its undivided beneficial interest therein only in accordance with Articles V and VII. Notwithstanding anything herein to the contrary, the RCL Trustee shall take no action with respect to any RCL Asset except as provided in this Agreement or upon direction of the RCL Beneficiary.

                  Section 10.2 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the RCL Trustee, the Grantor and the RCL Beneficiary and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in RCL or the RCL Assets or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  Section 10.3 Notices. All demands, notices and communications upon or to the Grantor, the RCL Beneficiary and the RCL Trustee shall be in writing, and shall be personally delivered, sent by electronic facsimile or overnight delivery service or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given to the intended recipient upon receipt at the respective addresses listed below, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

         (i)  In the case of Ford Credit:

                    Ford Motor Credit Company
                    One American Road
                    FMCC Building
                    Dearborn, Michigan 48121
                    Attention:  Secretary
                    Fax: 313-337-1160
                    Telephone: 313-594-7765

         (ii) In the case of the RCL Trustee

                    c/o First Union Trust Company, National Association One Rodney Square
                    Suite 102
                    920 King Street
                    Wilmington, Delaware 19801
                    Attention:  Corporate Trust Department
                    Fax: 302-888-7544
                    Telephone: 302-888-7532

                  Any notice to be delivered to any RCL Beneficiary which is a permitted assignee hereunder of the initial RCL Beneficiary, shall be delivered at the address provided to the RCL Trustee by such Person.

                  Section 10.4 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement, or the rights of the RCL Beneficiary.

                  Section 10.5 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                  Section 10.6 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the RCL Trustee and the RCL Beneficiary and their respective successors and permitted assigns. Any request, notice, direction, consent, waiver or other instrument or action by the RCL Beneficiary shall bind the successors and assigns of such RCL Beneficiary.

                  Section 10.7 No Recourse. The RCL Beneficiary, acknowledges that such RCL Beneficiary holds a beneficial interest in RCL only and does not have any other interest in the property or assets of RCL or the RCL Trustee.

                  Section 10.8 No Petition. The RCL Trustee and Ford Credit each hereby covenants that for a period of one year and one day after payment in full of the Series 2000-1 Certificates pursuant to the terms of this Agreement, it will not institute against, or join any Person in instituting against RCL or any Titling Company any bankruptcy, reorganization, insolvency or liquidation proceeding, or other similar proceeding, under the laws of the United States or any state of the United States.

                  Section 10.9 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 10.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT THAT, PURSUANT TO AND TO THE FULLEST EXTENT PERMITTED BY
SECTION 3809 OF THE TRUST STATUTE, THE DOCTRINE OF MERGER SHALL NOT BE APPLICABLE TO RCL.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                            FIRST UNION TRUST COMPANY,
                                            NATIONAL ASSOCIATION,
                                            as trustee


                                            By:
                                               ---------------------------------
                                               Name:   Edward L. Truitt, Jr.
                                               Title:  Vice President


                                            FORD MOTOR CREDIT COMPANY,
                                            as a Grantor and RCL Beneficiary


                                            By:
                                               ---------------------------------
                                               Name:   Hurley D. Smith
                                               Title:  Secretary